Exhibit 10.26

AMERICOLD REALTY TRUST

2010 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Americold Realty Trust 2010 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement (the “Agreement”).

I.                                         NOTICE OF STOCK OPTION GRANT

Participant:

Address:

The above named Participant has been granted an option (the “Option”) to purchase Common Shares of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number:

Grant Date:

Vesting Date:

Number of Common Shares:

Exercise Price per Common Share:

Intended Type of Option:                                                                                                                                                        ☐   Incentive Stock Option

☒   Nonqualified Stock Option

Expiration Date:

Vesting Schedule:

Subject to accelerated vesting as set forth in this Agreement or in the Plan, this Option shall be exercisable in whole or in part, and shall vest according to the following vesting schedule, subject to Participant’s maintenance of his or her Eligible Status from the Grant Date through the date such vesting is scheduled to occur:

This Option shall vest as to 20% of the Common Shares subject to this Option on each of the first, second, third, fourth, and fifth annual anniversaries of the Vesting Date as provided above.

Option Term:

Any unexercised portion of this Option shall expire on the Expiration Date or, if earlier, on the date provided below:

(A)                              Any unvested portion of this Option shall expire on the date Participant’s Eligible Status is terminated for any or no reason.

(B)                                Any vested portion of this Option, to the extent not previously exercised, shall expire:

(i)                                     if Participant’s Eligible Status is terminated for Cause, then on the date of such termination;

(ii)                                  if Participant’s Eligible Status is terminated on account of Participant’s death or Disability, then on the date that is six (6) months after the date of such termination; and

(iii)                               if Participant’s Eligible Status is terminated for reasons other than those set forth in the preceding clauses (i) and (ii), then on the date that is three (3) months after the date of such termination.

[(C)                            As of the Grant Date, Participant is employed as                                    of the Company and was granted this Option for the Number of Common Shares specified above pursuant to the Company’s long-term incentive program adopted for the                  fiscal year, a copy of which is attached hereto.  In the event that, after the Grant Date, Participant becomes employed or engaged in a different capacity, then the unvested portion of this Option shall terminate, in whole or in part, if and to the extent that (i) the Number of Common Shares subject to this Option exceeds (ii) the number of Common Shares with respect to which an option would have been granted to an individual employed or engaged in Participant’s new capacity on the Grant Date under the Company’s long-term incentive program for such fiscal year.]

II.                                     TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.                                       Grant of Option.  The Committee hereby grants to the Participant named in Section I herein this Option to purchase the Number of Common Shares set forth in Section I herein, at the Exercise Price per Common Share set forth in Section I herein, and subject to the terms and conditions of this Agreement and the Plan, which is incorporated herein by reference.

If designated in Section I herein as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.  Nevertheless, to the extent that this Option exceeds the $100,000 limit in Section 422(d) of the Code (as further described in Section 2.1 of the Plan) or otherwise fails to qualify as an Incentive Stock Option, this Option or portion thereof shall be treated as a Nonqualified Stock Option.

2.                                       Vesting Schedule.  Except as provided in Section II.3 of this Agreement, the Option shall vest in accordance with the Vesting Schedule set forth in Section I of this Agreement.  Any portion of the Option scheduled to vest on a certain date or upon the occurrence of a certain condition shall not vest in Participant in accordance with any of the provisions of this Agreement unless Participant has maintained his or her Eligible Status from the Grant Date through the date such vesting is scheduled to occur.

3.                                       Acceleration of Vesting.  The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan.  If so accelerated, such balance or such portion of the balance of the Option shall be considered as having vested as of the date or upon the occurrence of the condition specified by the Committee.

4.                                       Exercise of Option.

a.                                       Exercisability.  This Option shall be exercisable only to the extent that this Option has vested in accordance with the Vesting Schedule and has not expired pursuant to Section I of this Agreement, and may be exercised only in accordance with the applicable provisions of the Plan and this Agreement.

b.                                      Number of Shares.  This Option may be exercised with respect to any whole number of Common Shares, up to the Number of Common Shares provided in Section I herein.

c.                                       Method of Exercise.  This Option shall be exercisable by delivery of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”) or such substantially similar form as may be specified by the Committee, which shall state the election to exercise the Option and the number of Common Shares with respect to which the Option is being exercised (the “Exercised Shares”).  The Exercise Notice shall be completed by Participant and delivered to the Company, accompanied by full payment of the aggregate Exercise Price as to all Exercised Shares together with the amount of any applicable Tax Withholding Liability required to be paid pursuant to Section II.8 of this Agreement.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by full payment of the aggregate Exercise Price and any such Tax Withholding Liability.

d.                                      Additional Conditions to Issuance of Stock.  This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company.  No Common Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with all applicable U.S. federal and state laws, the requirements of any stock exchange or quotation system on which the Common Shares are listed or quoted, and the applicable laws of any other jurisdiction where Awards are granted under the Plan.  Without limiting the generality of the foregoing, the Exercise Notice shall state such representations and agreements as may be required by the Company to ensure compliance with all such laws and requirements.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such shares (or such other date as may be required by applicable law).

5.                                       Standstill.  Participant hereby agrees that, to the extent requested by the Company or an Acquirer in connection with a firm commitment of an underwritten public offering of securities of any of them, Participant will agree (a) not to sell or otherwise Transfer any Common Shares acquired under the Plan for a period of one hundred eighty (180) days (or such shorter or longer period as the managing underwriter may require of the principal security holders of the Company or Acquirer, as the case may be) following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering (the “Market Standstill Period”), and (b) to execute such instruments as the managing underwriter may reasonably require to evidence compliance with the foregoing.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standstill Period.

6.                                       Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

a.                                       in United States dollars in cash or by bank cashier’s check made payable to the Company’s order;

b.                                      by surrender of other Common Shares which have a Fair Market Value at the time the Option is exercised equal to the aggregate Exercise Price of the Exercised Shares, provided that such Common Shares are not subject to any pledge or other security interest;

c.                                       with the consent of the Committee, by means of a “net exercise” procedure approved by the Committee in connection with the Plan; or

d.                                      with the consent of the Committee, by means of a formal broker-assisted “cashless exercise” program adopted by the Company in connection with the Plan.

e.                                       Non-Transferability of Option.  This Option may not be Transferred in any manner otherwise than by will or the laws of descent or distribution, or, if and to the extent that this Option is a Nonqualified Stock Option, pursuant to a domestic relations order. This Option may be exercised during the lifetime of Participant only (a) by Participant, (b) in the event of Participant’s legal incapacity, by Participant’s guardian or legal representative, or (c) in the case of an Option Transferred pursuant to a domestic relations order, by the transferee.  If Participant is deceased, this Option may be exercised by Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate.  In the event that this Option is exercised in accordance with this paragraph by any Person other than Participant, any distribution or delivery to be made to Participant under this Agreement shall be made to such Person, provided that such Person must furnish the Company with (x) written notice of his or her status as guardian, legal representative, transferee pursuant to a domestic relations order, beneficiary, administrator, or executor, as applicable, and (y) evidence satisfactory to the Company to establish the validity of the Transfer of the Option to such Person and compliance with any laws or regulations pertaining to said Transfer.  The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of Participant.  Any attempt to Transfer this Option in violation of this Agreement or the Plan shall render this Option null and void.

7.                                       Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no Common Shares shall be issued to Participant pursuant to the exercise of this Option unless and until Participant delivers to the Company at the time of exercise the amount of any Tax Withholding Liability which the Company determines must be withheld with respect to such Common Shares (in United States dollars in cash or by bank cashier’s check made payable to the Company’s order), or unless and until Participant has made other satisfactory arrangements (as determined by the Committee in its discretion) for payment of such amount.  Without limiting the generality of the foregoing, to the extent determined appropriate by the Committee in its discretion, it shall have the right (but not the obligation) to permit Participant to satisfy such Tax Withholding Liability by (a) surrendering Common Shares which have a Fair Market Value at the time the Option is exercised equal to the amount of such Tax Withholding Liability, provided that such Common Shares are not subject to any pledge or other security interest, or (b) having the Company withhold from the Common Shares otherwise deliverable to Participant a number of Common Shares with a Fair Market Value equal to the amount of such Tax Withholding Liability (but no more than the minimum required statutory withholding liability).

8.                                       Notification of Disqualifying Disposition of ISO Shares.  If the Option granted to Participant herein is an ISO, Participant shall immediately notify the Company in writing if Participant sells or otherwise disposes of any of the Common Shares acquired pursuant to the Option before the later of (a) two years after the Grant Date or (b) one year after the date of exercise.  Participant agrees that Participant may be subject to withholding by the Company or its Subsidiary of Participant’s Tax Withholding Liability on the compensation income recognized by Participant with respect to such disposition.

9.                                       Section 409A of the Code.  The Option granted herein is intended to be exempt from the requirements of Section 409A of the Code.  Under Section 409A of the Code, a stock option that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a Common Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.”  A Discount Option may result in adverse tax consequences, including (a) income recognition by the option grantee prior to the exercise of the option, (b) an additional twenty percent (20%) federal income tax, and (c) potential penalty and interest charges.  The Discount Option may also result in additional state income, penalty, and interest charges to the grantee.  Participant acknowledges that the Company and its Subsidiaries cannot and have not guaranteed that the IRS will agree that the Exercise Price per Common Share of this Option equals or exceeds the fair market value of a Common Share on the date of grant in a later examination.  Participant agrees that if the IRS determines that the Option was granted with an Exercise Price per Common Share that was less than the fair market value of a Common Share on the date of grant, Participant shall be solely responsible for Participant’s taxes, interest, penalties and other costs related to such a determination.

10.                                 Rights as Shareholder.  Neither Participant nor any Person claiming under or through Participant shall have any of the rights or privileges of a holder of Common Shares with respect to the Common Shares deliverable under this Option unless and until such Common Shares have been issued pursuant to the exercise of this Option, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation, and delivery, Participant shall have all the rights of a shareholder of the Company, including without limitation the right to vote and the right to receive dividends and distributions on such Common Shares.

11.                                 No Guarantee of Continued Employment or Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF COMMON SHARES SUBJECT TO THIS OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN AN ELIGIBLE STATUS AT THE WILL OF THE COMPANY OR A SUBSIDIARY, AND NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS OPTION.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THE PLAN, THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S (OR A SUBSIDIARY’S) RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP WITH THE COMPANY OR ITS SUBSIDIARY AT ANY TIME, WITH OR WITHOUT CAUSE.

12.                                 Address for Notices.  Any notice to be given to the Company under the terms of this Agreement shall be in writing and shall be (a) delivered personally to the Person to whom such notice is directed, or (b) sent by facsimile, recognized overnight courier service or registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at 10 Glenlake Parkway, Suite 800, South Tower, Atlanta, GA 30328, Attn: General Counsel, or to the notice address determined in accordance with the Company’s charter documents.

13.                                 Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Awards that may be granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14.                                 Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  Capitalized terms used but not defined in this Agreement shall have the meaning set forth in the Plan.

15.                                 Amendment, Suspension, or Discontinuance of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, altered, suspended, discontinued or terminated by the Board at any time.

16.                                 Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on Transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors, and assigns.

17.                                 Committee Authority.  Subject to the limitations of the Plan, this Agreement, and applicable law, the Committee shall have the power to (a) establish, amend and rescind rules and regulations relating to the Plan (including, but not limited to, the determination of whether or to what degree the Option has vested); (b) construe and interpret the terms of the Plan and this Agreement; (c) modify the terms and conditions of the Plan or this Agreement to the extent necessary or advisable to effectuate the purpose of the Plan as a result of any changes in the tax, accounting, or securities law treatment of the Plan, this Agreement, this Option, or the Common Shares; (d) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or this Agreement in the manner and to the extent the Committee shall deem desirable to carry the Plan into effect; and (e) make all other determinations and take any other actions that the Committee deems necessary or advisable for the administration and interpretation of the Plan and this Agreement.  All actions taken and all designations, determinations, interpretations, and other decisions made by the Committee in good faith under or with respect to the Plan or this Agreement shall be final and binding upon Participant, the Company, and all other interested Persons.  No member of the Committee shall be liable to any Person for any such action taken or determination made in good faith with respect to the Plan or this Agreement.

18.                                 Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee made in good faith shall be final and binding upon Participant, the Company, and all other interested Persons.

19.                                 Headings.  Headings are given to the Sections, paragraphs and other subdivisions of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

20.                                 Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or this Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

21.                                 Entire Agreement.  This Agreement, the Plan as incorporated by reference, and the Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest without the written consent of Participant.  Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.

22.                                 Governing Law. The validity, construction, and effect of this Agreement will be determined in accordance with the laws of the State of Georgia and applicable federal law without regard to principles of conflicts of law.

23.                                 Resolution of Disputes.  Except as otherwise provided in the Plan or this Agreement, any dispute arising under the Plan or this Agreement shall be submitted to arbitration before a single arbitrator in Atlanta, Georgia, in accordance with the then current Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (or any successor organization), unless otherwise required by law.  The award in any such arbitration shall be final and binding on the parties, and judgment upon such award may be entered in any federal or state court having jurisdiction.  The arbitrator, in his or her sole discretion, may determine that there is a prevailing party or parties in the arbitration and, if so, the arbitrator, in his or her sole discretion, to the extent permitted by law, may determine that the costs of the arbitration proceedings, including reasonable attorneys’ fees, that would otherwise be borne by such party(ies) shall be borne by the other party(ies).

[Signatures appear on next page.]

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan and this Agreement.  Participant hereby agrees to notify the Company upon any change in the residence address indicated below.  Participant further agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

PARTICIPANT FURTHER AGREES THAT, PURSUANT TO SECTION II.24 OF THIS AGREEMENT, ANY DISPUTE ARISING UNDER THE PLAN OR THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION BEFORE A SINGLE ARBITRATOR IN ATLANTA, GEORGIA, IN ACCORDANCE WITH THE THEN CURRENT EMPLOYMENT ARBITRATION RULES AND MEDIATION PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION (OR ANY SUCCESSOR ORGANIZATION), UNLESS OTHERWISE REQUIRED BY LAW; THAT THE AWARD IN ANY SUCH ARBITRATION SHALL BE FINAL AND BINDING ON THE PARTIES; THAT JUDGMENT UPON SUCH AWARD MAY BE ENTERED IN ANY FEDERAL OR STATE COURT HAVING JURISDICTION; AND THAT THE ARBITRATOR, IN HIS OR HER SOLE DISCRETION, MAY DETERMINE THAT THERE IS A PREVAILING PARTY OR PARTIES IN THE ARBITRATION AND, IF SO, THE ARBITRATOR, IN HIS OR HER SOLE DISCRETION, TO THE EXTENT PERMITTED BY LAW, MAY DETERMINE THAT THE COSTS OF THE ARBITRATION PROCEEDINGS, INCLUDING REASONABLE ATTORNEYS’ FEES, THAT WOULD OTHERWISE BE BORNE BY SUCH PARTY(IES) SHALL BE BORNE BY THE OTHER PARTY(IES).

PARTICIPANT	AMERICOLD REALTY TRUST

By

Title

Address:	Address:

Americold Realty Trust
10 Glenlake Parkway
Suite 800, South Tower
Atlanta, GA 30328

EXHIBIT A

AMERICOLD REALTY TRUST

2010 EQUITY INCENTIVE PLAN

STOCK OPTION EXERCISE NOTICE

Americold Realty Trust

10 Glenlake Parkway

Suite 800, South Tower

Atlanta, GA 30328

1.                                       Exercise of Option.  Effective as of today,                       , the undersigned Participant hereby elects to exercise Participant’s Option to purchase                    Common Shares (the “Exercised Shares”) of Americold Realty Trust (the “Company”) under and pursuant to the 2010 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement between Participant and the Company dated                            (the “Agreement”).

2.                                       Delivery of Payment.  Participant (a) herewith delivers to the Company the full purchase price of the Exercised Shares and any Tax Withholding Liability to be paid in connection with the exercise of the Option, as set forth in the Agreement and determined by the Committee; or (b) has made other satisfactory arrangements (as determined by the Committee) for the payment or withholding of such purchase price and Tax Withholding Liability.

3.                                       Representations of Participant.  Participant acknowledges that Participant has received, read, and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4.                                       Rights as Shareholder.  Until the issuance of the Exercised Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), neither Participant nor any Person claiming under or through Participant shall have any of the rights or privileges of a holder of Common Shares with respect to the Exercised Shares (including, without limitation, the right to vote or receive dividends or other distributions), notwithstanding the exercise of the Option.  The Exercised Shares shall be issued to Participant as soon as practicable after the Option is exercised.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in the Plan.

5.                                       Tax Consultation.  Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares.  Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company or its Subsidiaries for any tax advice.

6.                                       Governing Law and Resolution of Disputes.  The Agreement is governed by the laws of the State of Georgia and applicable federal law without regard to principles of conflicts of law.   Except as otherwise provided in the Plan or the Agreement, any dispute arising under the Plan or the Agreement shall be submitted to arbitration before a single arbitrator in Atlanta,

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Georgia, in accordance with the then current Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (or any successor organization), unless otherwise required by law.  The award in any such arbitration shall be final and binding on the parties, and judgment upon such award may be entered in any federal or state court having jurisdiction.  The arbitrator, in his or her sole discretion, may determine that there is a prevailing party or parties in the arbitration and, if so, the arbitrator, in his or her sole discretion, to the extent permitted by law, may determine that the costs of the arbitration proceedings, including reasonable attorneys’ fees, that would otherwise be borne by such party(ies) shall be borne by the other party(ies).

7.                                       Entire Agreement.  The Plan and the Agreement are incorporated herein by reference.  This Stock Option Exercise Notice, the Plan, and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest without the written consent of Participant.

[Signatures appear on next page.]

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Submitted by:	Accepted by:

PARTICIPANT	AMERICOLD REALTY TRUST

By

Title

Address:	Address:

Americold Realty Trust 10 Glenlake Parkway Suite 800, South Tower Atlanta, GA 30328

Date Received

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